UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (314) 342-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Merger Agreement

On November 5, 2012, Stifel Financial Corp., a Delaware corporation ("Stifel"), and KBW, Inc., a Delaware corporation ("KBW") entered into an Agreement and Plan of Merger (the "Merger Agreement").  Subsequently, SFKBW One, Inc., a Delaware corporation and direct, wholly owned subsidiary of Stifel ("Merger Subsidiary") and SFKBW Two, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Stifel, which is disregarded from Stifel ("Successor Subsidiary") acceded to the Merger Agreement and became parties thereto for all purposes set forth therein.  Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into KBW, whereupon the separate existence of Merger Subsidiary will cease, and the Company will be the surviving corporation (the "Merger").  The Merger Agreement further provides that immediately after the effectiveness of the Merger, KBW will be merged with and into Successor Subsidiary, with Successor Subsidiary continuing as the surviving entity in such merger as a direct wholly owned subsidiary of Stifel.

Pursuant to the Merger Agreement, each outstanding share of KBW common stock (other than certain restricted shares, as described below) will be converted into the right to receive cash consideration of $10.00 less the per share amount of any KBW cash dividends other than ordinary quarterly dividends paid until December 31, 2012 (the "Cash Consideration"), and a portion of a share of Stifel common stock equal to (i) $7.50 divided by (ii) the average volume weighted average price per share of Stifel common stock for the last ten trading days prior to the closing date (the "Exchange Ratio"), subject to withholding of any applicable taxes and provided that such average of such volume weighted average stock prices for the purposes of such calculation cannot be less than $29.00 per share nor greater than $35.00 per share (the "Stock Consideration").  If the average of such volume weighted average stock prices for purposes of such calculation is less than $29.00 per share or greater than $35.00 per share, the Exchange Ratio will be fixed at 0.2586 shares of Stifel common stock or 0.2143 shares of Stifel common stock, respectively.

Each KBW restricted stock award that is subject to a written agreement between KBW and the holder of such award that provides for a waiver of certain vesting rights shall, upon completion of the Merger, be deemed converted into the right to receive a number of shares of Stifel common stock equal to the product of (i) the number of shares of KBW common stock granted pursuant to such restricted stock award and (ii) $17.50, less the per share amount of any KBW cash dividends other than ordinary quarterly dividends paid until December 31, 2012, divided by the average volume weighted average price per share of Stifel common stock for the last ten trading days prior to the closing date (the "Equity Exchange Ratio"), subject to withholding of any applicable taxes and provided that such average of such volume weighted average stock prices for the purposes of such calculation cannot be less than $29.00 per share nor greater than $35.00 per share.  If the average of such volume weighted average stock prices for purposes of such calculation is less than $29.00 per share or greater than $35.00 per share, the Equity Exchange Ratio will be fixed at 0.6034 shares of Stifel common stock or 0.5000 shares of Stifel common stock, respectively.

Each KBW restricted stock award that is not subject to a written agreement between KBW and the holder of such award that provides for a waiver of certain vesting rights shall, upon completion of the Merger, become fully vested and nonforfeitable and shall be converted into the right to receive and shall become exchangeable for the Cash Consideration and the Stock Consideration in respect of each share of KBW common stock granted pursuant to such restricted stock award, as described above and subject to withholding of applicable taxes.

Each KBW restricted stock unit shall, upon completion of the Merger, be fully vested in accordance with its terms and shall be converted into the right to receive and shall become exchangeable for the Cash Consideration and the Stock Consideration, as described  above, provided, that applicable taxes will be withheld as required with respect to the consideration that is payable or deliverable with respect to such award, and provided further, that the foregoing shall not apply to any restricted stock unit award for which the holder has made a change in control override election (whether pursuant to a written agreement between KBW and such holder, or otherwise), in which case such restricted stock unit shall, upon completion of the merger, be deemed converted into the right to receive a number of shares of Stifel common stock equal to the product of (i) the number of shares of KBW common stock subject to such restricted stock unit award and (ii) the Equity Exchange Ratio, provided that the closing stock price for the purposes of such calculation shall not be less than $29.00 per share nor greater than $35.00 per share.  If the closing stock price for purposes of such calculation is less than $29.00 per share or greater than $35.00 per share, the Equity Exchange Ratio will be fixed at 0.6034 shares of Stifel common stock or 0.5000 shares of Stifel common stock, respectively.  In addition, upon completion of the Merger, any other KBW stock-based awards, except as otherwise set forth in an agreement with the holder, shall be converted into stock-based awards with respect to shares of Stifel common stock, in each case based on the Equity Exchange Ratio.

The Merger Agreement contains customary representations, warranties and covenants, including, among other things, covenants that, subject to certain exceptions: (i) Stifel and KBW will each conduct its business in the ordinary course consistent with past practice until the earlier of the effective time of the Merger and termination of the Merger Agreement, (ii) Stifel and KBW will each use its reasonable best efforts to take all actions necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by the Merger Agreement, (iii) KBW will not solicit, initiate or knowingly facilitate or encourage the submission of any alternative acquisition proposal or enter into or participate in discussions or negotiations regarding, or provide any non-public information regarding KBW in connection with, alternative acquisition proposals; (iv) that KBW will call and hold a meeting of its stockholders to consider and vote upon the adoption of the Merger Agreement, and (v) that the KBW Board of Directors will recommend the adoption of the Merger Agreement by its stockholders.

Consummation of the Merger is subject to various conditions, including: (i) adoption of the Merger Agreement by KBW's stockholders in accordance with Delaware law, (ii) the absence of any applicable law that prohibits, makes the Merger illegal or enjoins the consummation of the Merger, (iii) the registration statement on Form S-4 (the "S-4") having been declared effective by the Securities and Exchange Commission (the "SEC"), (iv) approval of the listing on the New York Stock Exchange of the Stifel common stock to be issued in the Merger, subject to official notice of issuance, (v) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the Merger having expired or been terminated and (v) certain other regulatory approvals having been obtained if required by applicable law. Each party's obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) absence of any developments subsequent to the date of the Merger Agreement that would have a material adverse effect on the other party.

The Merger Agreement, in addition to providing that the parties can mutually agree to terminate the Merger Agreement, contains certain termination rights for KBW and Stifel, as the case may be, including upon: (1) the existence of any final and nonappealable applicable law that (a) prohibits or makes illegal the consummation of the Merger or (b) enjoins KBW or Stifel from consummating the Merger; (2) March 31, 2013, if the Merger has not been completed by that time; (3) a breach by the other party that cannot be cured by March 31, 2012 if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (4) failure of KBW's stockholders to approve the Merger; (5) failure by the KBW board of directors to publicly confirm its board recommendation within five business days of a written request, made prior to KBW stockholder approval, by Stifel; (6) the occurrence of an Adverse Recommendation Change (as defined in the Merger Agreement); (7) the authorization of the board of directors of KBW for KBW, subject to complying with the terms of the Merger Agreement, including providing the required notice to Stifel, to enter into a written agreement concerning a Superior Proposal (as defined in the Merger Agreement); or (8) failure by the other party to close the Merger on the date required pursuant to the Merger Agreement despite all conditions to such party's obligation to effect the closing being satisfied.  Upon termination of the Merger Agreement under specified circumstances, KBW may be required to pay Stifel a termination fee of $17,255,000.

Upon consummation of the Merger, Stifel's board of directors will be increased by two members and such newly-created vacancies will be filled by two current directors of KBW, Thomas B. Michaud and an individual reasonably designated by KBW from among those individuals serving as directors of KBW immediately prior to the consummation of the Merger, who will be "independent" as such term is applied under the corporate governance standards of the Stifel board of directors.

            The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this report.  The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), and may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, investors should read the Merger Agreement together with the other information concerning Stifel and KBW that each company publicly files in reports and statements with the SEC.

Michaud Agreement

On November 5, 2012, Stifel entered into an employment agreement with Thomas B. Michaud, KBW's Chief Executive Officer (the "Employment Agreement"), which provides for Mr. Michaud to serve as the Chairman and Chief Executive Officer of KBW for a three year term beginning on the date of the closing of the Merger.  If the Merger Agreement terminates for any reason before the Merger closes, the Employment Agreement will become void and have no effect.  Pursuant to the Employment Agreement, Mr. Michaud will be paid an annual base salary of $250,000 per year and will be eligible for an annual bonus for each fiscal year that ends during the term of his employment.  In addition, effective as of the closing of the Merger, Stifel will grant Mr. Michaud an award of restricted shares of Stifel common stock with a value of $750,000.  Commencing in 2013, Mr. Michaud will also be entitled to receive an annual grant of long-term incentive awards consistent with Stifel's practice for senior vice presidents.  The Employment Agreement provides for Mr. Michaud to be entitled to participate in each of Stifel's executive compensation programs and employee benefit plans and welfare plans on a basis that is at least as favorable as that for Stifel senior vice presidents.

The Employment Agreement provides that if during its term Stifel terminates Mr. Michaud's employment without "Cause" (as defined in the Employment Agreement) or Mr. Michaud terminates his employment for "Good Reason" (as defined in the Employment Agreement), Stifel will pay Mr. Michaud, among other items, a lump sum severance amount of $3,500,000 and Mr. Michaud's previously issued equity-based compensation will vest and, if applicable, become exercisable.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference into this report.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that relate to Stifel's or KBW's future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain KBW stockholder adoption of the merger agreement or the failure to satisfy other conditions to completion of the merger, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of KBW's business and operations with those of Stifel may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to KBW's or Stifel's existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Stifel's, KBW's or the combined company's respective business relationships, operating results and business generally; (7) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (10) diversion of management's attention from ongoing business concerns; (11) general competitive, economic, political and market conditions and fluctuations; (12) actions taken or conditions imposed by the United States and foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Stifel and KBW, respectively, operate; and (15) other factors that may affect future results of the combined company described in the section entitled "Risk Factors" in the proxy statement/prospectus to be mailed to KBW's shareholders and in Stifel's and KBW's respective filings with the U.S. Securities and Exchange Commission ("SEC") that are available on the SEC's web site located at http://www.sec.gov, including the sections entitled "Risk Factors" in Stifel's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and "Risk Factors" in KBW's Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information

In connection with the proposed Merger, Stifel will be filing a registration statement on Form S-4 that also constitutes a prospectus of Stifel and other relevant documents relating to the acquisition of KBW with the SEC. The registration statement on Form S-4 will include a proxy statement of KBW, and the final proxy statement/prospectus will be mailed to shareholders of KBW. Stifel and KBW shareholders are urged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, because they will contain important information about Stifel, KBW and the proposed transaction. Investors and securityholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Stifel and KBW, without charge, at the SEC's website (http://www.sec.gov). Free copies of Stifel's filings also may be obtained by directing a request to Stifel's Investor Relations by phone to (314) 342-2000, in writing to Stifel Financial Corp., Attention: Investor Relations, 501 North Broadway, St. Louis, Missouri 63102, by email to investorrelations@stifel.com or at Stifel's website (http://www.stifel.com). Free copies of KBW's filings also may be obtained by directing a request to KBW's Investor Relations by phone to (866)-529-2339, in writing to KBW, Inc., Attn: Alan Oshiki, c/o King Worldwide Investor Relations, 48 Wall Street, 32nd Floor, New York, New York 10005, or by email to kbw.inv.relations@kbw.com.

Proxy Solicitation

Stifel, KBW and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of KBW with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Stifel's directors and executive officers is also available in Stifel's definitive proxy statement for its 2012 Annual Meeting of Shareholders filed with the SEC on April 20, 2012. Information regarding KBW's directors and executive officers is also available in KBW's definitive proxy statement for its 2012 Annual Meeting of Shareholders filed with the SEC on April 27, 2012. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at KBW and Stifel.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated November 5, 2012, between Stifel Financial Corp. and KBW, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)
10.1	Employment Agreement dated November 5, 2012, between Stifel Financial Corp. and Thomas B. Michaud

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: November 9, 2012	By:	/s/ James M. Zemlyak
James M. Zemlyak
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated November 5, 2012, between Stifel Financial Corp. and KBW, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)
10.1	Employment Agreement dated November 5, 2012, between Stifel Financial Corp. and Thomas B. Michaud